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                                                                     EXHIBIT 8.1



                         [Hale and Dorr LLP letterhead]




                                     November 9, 1999



Thermo Electron Corporation
81 Wyman Street
Waltham, MA 02454

Thermo TerraTech Inc.
85 First Avenue
Waltham, MA 02451

         Re: Merger Pursuant to Agreement and Plan of Merger by and Among Thermo Electron Corporation, TTT Acquisition Corporation, and Thermo TerraTech Inc.

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement and Prospectus relating to the Agreement and Plan of Merger dated as of October 19, 1999 (the "Merger Agreement"), by and among Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), TTT Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Thermo Electron ("Merger Sub"), and Thermo TerraTech Inc., a Delaware corporation ("TerraTech"). Pursuant to the Merger Agreement, Merger Sub will merge with and into TerraTech (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto or in the letters delivered to Hale and Dorr LLP by Thermo Electron and TerraTech containing certain representations of Thermo Electron and TerraTech relevant to this opinion (the "Representation Letters"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").



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Thermo Electron Corporation
Thermo TerraTech Inc.
November 9, 1999
Page 2

         In our capacity as counsel to Thermo Electron in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement and the exhibits thereto, the Representation Letters, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

         We have assumed that all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Merger Agreement, as well as those representations contained in the Representation Letters, are, and at the Effective Time will be, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

         The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you or your shareholders of any developments after the Effective Time in the application or interpretation of the income tax laws of the United States.

         Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or


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Thermo Electron Corporation
Thermo TerraTech Inc.
November 9, 1999
Page 3


any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

         This opinion addresses only the specific United States federal income tax consequences of the Merger set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to shareholders of TerraTech that are subject to special tax rules (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who own their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not own their stock as a capital asset and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation), and we express no opinion regarding the tax consequences of the Merger arising in connection with the ownership of options or warrants for TerraTech stock.

         On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described above, we are of the following opinion:

         1. The Merger will constitute a reorganization within the meaning of
Section 368(a);

         2. No gain or loss will be recognized by Thermo Electron, Merger Sub, or TerraTech as a result of the Merger;

         3. No gain or loss will be recognized by the shareholders of TerraTech upon the exchange of TerraTech stock solely for shares of Thermo Electron stock in the Merger;

         4. Cash received by the shareholders of TerraTech in lieu of fractional shares of Thermo Electron stock will be treated as received as a distribution in redemption of such fractional shares, subject to the provisions of Section 302, as if such fractional shares had been issued in the Merger and then redeemed by Thermo Electron;

         5. The tax basis of the shares of Thermo Electron stock received by the shareholders of TerraTech in the Merger will be equal to the tax basis of the shares of TerraTech stock exchanged therefor in the Merger, reduced by any basis allocable to a


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Thermo Electron Corporation
Thermo TerraTech Inc.
November 9, 1999
Page 4


fractional share of Thermo Electron stock treated as sold or exchanged under
Section 302; and

         6. The holding period for the shares of Thermo Electron stock received by the shareholders of TerraTech will include the holding period for the shares of TerraTech stock exchanged therefor in the Merger, provided that the shares of TerraTech stock are held as capital assets at the Effective Time.

         No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than you and your shareholders, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ Hale and Dorr LLP
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                                       HALE AND DORR LLP